UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

November 19, 2021

Date of Report (Date of earliest event reported)

Vontier Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-39483	84-2783455
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Vontier Corporation 5438 Wade Park Boulevard, Suite 600 Raleigh, North Carolina	27607
(Address of principal executive offices)	(Zip Code)

(984) 247-8308

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of exchange on which registered
Common stock, par value $.0001 per share	VNT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

As previously disclosed, on March 10, 2021, Vontier Corporation (the “Company”) and certain subsidiaries of the Company, as guarantors (the “Guarantors”), entered into an Indenture (the “Original Indenture”) with Wilmington Trust, National Association, as trustee (the “Trustee”). A summary of the material terms of the Original Indenture was included in the Company’s Current Report on Form 8-K, dated as of March 10, 2021, and is incorporated by reference herein.

On November 19, 2021, the Company and the Guarantors entered into the Amended and Restated Indenture (the “Amended and Restated Indenture”) with the Trustee solely to add certain provisions necessary in order to qualify the Original Indenture under the Trust Indenture Act of 1939, as amended.

The above description of the Amended and Restated Indenture is qualified in its entirety by reference to the full text of the Amended and Restated Indenture, a copy of which is attached hereto as Exhibit 4.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

4.1	Amended and Restated Indenture, dated as of November 19, 2021, among the Company, the guarantors party thereto and Wilmington Trust, National association, as Trustee

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VONTIER CORPORATION (Registrant)

Date: November 19, 2021	By:	/s/ Courtney Kamlet
	Name:	Courtney Kamlet
	Title:	Vice President – Associate General Counsel and
Corporate Secretary